EXHIBIT 10.2

Service Agreement No. 79133
Revision No. 4

SST SERVICE AGREEMENT

THIS AGREEMENT is made and entered into this 21st day of March, 2014, by and between COLUMBIA GAS TRANSMISSION, LLC (“Transporter”) and UGI UTILITIES, INC. (“Shipper”).
WITNESSETH: That in consideration of the mutual covenants herein contained, the parties hereto agree as follows:
Section 1.    Service to be Rendered. Transporter shall perform and Shipper shall receive service in accordance with the provisions of the effective SST Rate Schedule and applicable General Terms and Conditions of Transporter’s FERC Gas Tariff, Fourth Revised Volume No. 1 (“Tariff”), on file with the Federal Energy Regulatory Commission (“Commission”), as the same may be amended or superseded in accordance with the rules and regulations of the Commission. The maximum obligation of Transporter to deliver gas hereunder to or for Shipper, the designation of the points of delivery at which Transporter shall deliver or cause gas to be delivered to or for Shipper, and the points of receipt at which Shipper shall deliver or cause gas to be delivered, are specified in Appendix A, as the same may be amended from time to time by agreement between Shipper and Transporter, or in accordance with the rules and regulations of the Commission.
Section 2.    Term. Service under this Agreement shall commence as of April 1, 2014, and shall continue in full force and effect until March 31, 2017. Pre-granted abandonment shall apply upon termination of this Agreement, subject to any right of first refusal Shipper may have under the Commission’s regulations and Transporter’s Tariff.
Section 3.    Rates. Shipper shall pay Transporter the charges and furnish Retainage as described in the above-referenced Rate Schedule, unless otherwise agreed to by the parties in writing specified as an amendment to this Service Agreement. Transporter may agree to discount its rate to Shipper below Transporter’s maximum rate, but not less than Transporter’s minimum rate. Such discounted rate may apply to: (a) specified quantities (contract demand or commodity quantities); (b) specified quantities above or below a certain level or all quantities if quantities exceed a certain level; (c) quantities during specified time periods; (d) quantities at specified points, locations, or other defined geographical areas; (e) that a specified discounted rate will apply in a specified relationship to the quantities actually transported (i.e., that the reservation charge will be adjusted in a specified relationship to quantities actually transported); (f) production and/or reserves committed by the Shipper; and (g) based on a formula including, but not limited to, published index prices for specific receipt and/or delivery points or other agreed-upon pricing points, provided that the resulting rate shall be no lower than the minimum nor higher than the maximum applicable rate set forth in the Tariff. In addition, the discount agreement may include a provision that if one rate component which was at or below the applicable maximum rate at the time the discount agreement was executed subsequently exceeds the applicable maximum rate due to a change in Transporter’s maximum rate so that such rate component must be adjusted downward to equal the new applicable maximum rate, then other rate components may be adjusted upward to achieve the agreed overall rate, so long as none of the resulting rate components exceed the maximum rate applicable to that rate component. Such changes to rate components shall be applied prospectively, commencing with the date a Commission order accepts revised tariff sections. However, nothing contained herein shall be construed to alter a refund obligation under applicable law for any period during which rates, which had been charged under a discount agreement, exceeded rates which ultimately are found to be just and reasonable.

Section 4.    Notices. Notices to Transporter under this Agreement shall be addressed to it at 5151 San Felipe, Suite 2500, Houston, Texas 77056, Attention: Customer Services and notices to Shipper shall be addressed to it at UGI Utilities, Inc., 2525 N. 12th Street, Reading, PA 19605, Attention: Claire Neri, until changed by either party by written notice.
Section 5.    Superseded Agreements. This Service Agreement supersedes and cancels, as of the effective date hereof, the following Service Agreement(s): SST No. 79133, Revision No. 3.

UGI UTILITIES, INC.                    COLUMBIA GAS TRANSMISSION, LLC
By                            By
Title                            Title
Date                            Date

Revision No. 4

Appendix A to Service Agreement No. 79133
Under Rate Schedule SST
between Columbia Gas Transmission, LLC (“Transporter”)
and UGI Utilities, Inc. (“Shipper”)

Transportation Demand

Begin Date	End Date	Transportation Demand (Dth/day)	Recurrence Interval
April 1, 2014	March 31, 2017	93,867	10/1 – 3/31
April 1, 2014	March 31, 2017	46,933	4/1 – 9/30

Primary Receipt Points

Begin Date	End Date	Scheduling Point No.	Scheduling Point Name	Maximum Daily Quantity (Dth/day)	Recurrence Interval
April 1, 2014	March 31, 2017	STOR	RP Storage Point TCO	93,867	10/1 – 3/31
April 1, 2014	March 31, 2017	STOR	RP Storage Point TCO	46,933	4/1 – 9/30

Primary Delivery Points

Begin Date	End Date	Scheduling Point No.	Scheduling Point Name	Measuring Point No.	Measuring Point Name	Maximum Daily Delivery Obligation (Dth/day) 1/	Design Daily Quantity (Dth/day) 1/	Minimum Delivery Pressure Obligation (psig) 1/	Recurrence Interval
April 1, 2014	March 31, 2017	72-23	UGI CORP-23	600012	ROSEDALE	6,170		100	10/1 – 3/31
April 1, 2014	March 31, 2017	72-23	UGI CORP-23	600013	TATAMY	7,800		400	10/1 – 3/31
April 1, 2014	March 31, 2017	72-23	UGI CORP-23	600018	BOYERTOWN	4,050		400	10/1 – 3/31

Primary Delivery Points

Begin Date	End Date	Scheduling Point No.	Scheduling Point Name	Measuring Point No.	Measuring Point Name	Maximum Daily Delivery Obligation (Dth/day) 1/	Design Daily Quantity (Dth/day) 1/	Minimum Delivery Pressure Obligation (psig) 1/	Recurrence Interval
April 1, 2014	March 31, 2017	72-23	UGI CORP-23	600020	BIRDSBORO	22,340		400	10/1 – 3/31
April 1, 2014	March 31, 2017	72-23	UGI CORP-23	600021		20,811			10/1 – 3/31
April 1, 2014	March 31, 2017	72-23	UGI CORP-23	600023	Bally	11,000			10/1 – 3/31
April 1, 2014	March 31, 2017	72-23	UGI CORP-23	600032		20,811			10/1 – 3/31
April 1, 2014	March 31, 2017	72-23	UGI CORP-23	637254	UGI/CONECTIV	85,000		430	10/1 – 3/31
April 1, 2014	March 31, 2017	72-23	UGI CORP-23	600012	ROSEDALE	4,381		100	4/1 – 9/30
April 1, 2014	March 31, 2017	72-23	UGI CORP-23	600013	TATAMY	5,538		400	4/1 – 9/30
April 1, 2014	March 31, 2017	72-23	UGI CORP-23	600018	BOYERTOWN	2,876		400	4/1 – 9/30
April 1, 2014	March 31, 2017	72-23	UGI CORP-23	600020	BIRDSBORO	15,861		400	4/1/ - 9/30
April 1, 2014	March 31, 2017	72-23	UGI CORP-23	600021		14,776			4/1 – 9/30
April 1, 2014	March 31, 2017	72-23	UGI CORP-23	600023	Bally	7,810			4/1 – 9/30
April 1, 2014	March 31, 2017	72-23	UGI CORP-23	600032		14,776			4/1 – 9/30
April 1, 2014	March 31, 2017	72-23	UGI CORP-23	637254	UGI/CONECTIV	60,350		430	4/1 – 9/30
April 1, 2014	March 31, 2017	72-25	UGI CORP-25	600019	MILLWAY	15,376		400	10/1 – 3/31
April 1, 2014	March 31, 2017	72-25	UGI CORP-25	600030	HARRISBURG	30,005		400	10/1 – 3/31
April 1, 2014	March 31, 2017	72-25	UGI CORP-25	600033	MT. JOY	1,686		100	10/1 – 3/31
April 1, 2014	March 31, 2017	72-25	UGI CORP-25	600036	LITITZ	2,976		300	10/1 – 3/31
April 1, 2014	March 31, 2017	72-25	UGI CORP-25	600037	MANHEIM	1,488		150	10/1 – 3/31
April 1, 2014	March 31, 2017	72-25	UGI CORP-25	600038	NEW HOLLAND	22,356		200	10/1 – 3/31
April 1, 2014	March 31, 2017	72-25	UGI CORP-25	603470	MARIETTA	13,800		400	10/1 – 3/31
April 1, 2014	March 31, 2017	72-25	UGI CORP-25	604626	LOCUST POINT	27,700		500	10/1 – 3/31

April 1, 2014	March 31, 2017	72-25	UGI CORP-25	630112	UGI Morgantown	2,500	60	10/1 – 3/31
April 1, 2014	March 31, 2017	72-25	UGI CORP-25	600019	MILLWAY	10,917	400	4/1 – 9/30
April 1, 2014	March 31, 2017	72-25	UGI CORP-25	600030	HARRISBURG	21,304	400	4/1 – 9/30
April 1, 2014	March 31, 2017	72-25	UGI CORP-25	600033	MT. JOY	1,197	100	4/1 – 9/30

Primary Delivery Points

Begin Date	End Date	Scheduling Point No.	Scheduling Point Name	Measuring Point No.	Measuring Point Name	Maximum Daily Delivery Obligation (Dth/day) 1/	Design Daily Quantity (Dth/day) 1/	Minimum Delivery Pressure Obligation (psig) 1/	Recurrence Interval
April 1, 2014	March 31, 2017	72-25	UGI CORP-25	600036	LITITZ	2,113		300	4/1 – 9/30
April 1, 2014	March 31, 2017	72-25	UGI CORP-25	600037	MANHEIM	1,056		150	4/1 – 9/30
April 1, 2014	March 31, 2017	72-25	UGI CORP-25	600038	NEW HOLLAND	15,873		200	4/1 – 9/30
April 1, 2014	March 31, 2017	72-25	UGI CORP-25	603470	MARIETTA	9,798		400	4/1 – 9/30
April 1, 2014	March 31, 2017	72-25	UGI CORP-25	604626	LOCUST POINT	19,667		500	4/1 – 9/30
April 1, 2014	March 31, 2017	72-25	UGI CORP-25	630112	UGI Morgantown	1,775		60	4/1 – 9/30
April 1, 2014	March 31, 2017	C22	EAGLE-25	632170	EAGLE C.S. (74-0000	0			10/1 – 3/31
April 1, 2014	March 31, 2017	C22	EAGLE-25	632170	EAGLE C.S. (74-0000	0			4/1 – 9/30
April 1, 2014	March 31, 2017	C23	PENNSBURG-23	631929	PENNSBURG (74-0000	0			10/1 – 3/31
April 1, 2014	March 31, 2017	C23	PENNSBURG-23	631929	PENNSBURG (74-0000	0			4/1 – 9/30

1/    Application of MDDOs, DDQs and ADQs, minimum pressure and/or hourly flowrate shall be as follows:

FN01     Transporter’s historic practice of providing Shipper flexibility in meeting the hourly variations in its requirements at city-gate delivery points under its service agreements, within the daily firm obligations set forth in Shipper’s contracts, will continue unless it becomes inconsistent with the terms of Transporter’s FERC Gas Tariff, as that Tariff may be changed from time to time, or unless Transporter issues an operational flow chart (“OFO”) limiting hourly deliveries in the manner described herein. If such an OFO is issued, Shipper will be entitled to receive hourly deliveries of 110% of 1/24th of the quantity of gas scheduled on a Gas Day, or such higher quantity as may be specified in the OFO, at its primary delivery points during any five hours falling between 5 a.m. and 9 a.m. eastern clock time or between 5 p.m. and 9 p.m. eastern clock time, respectively, as determined by Shipper (the “Hourly Flow Rate”). Notwithstanding the foregoing, Transporter may issue an OFO directed at Shipper’s delivery points and requiring a lower Hourly Flow Rate based upon the occurrence of an event specified in Section 17 of the General Terms and Conditions of Transporter’s FERC Gas Tariff that materially affects Transporter’s ability to serve Market Areas 23 and/or 25 and requiring the issuance of an OFO specifically limiting the Hourly Flow Rate to Shipper. Transporter reserves the right, if operationally necessary, to require that Shipper take its Hourly Flow Rate at its citygate delivery points on a pro rata basis based on the MDDOs at those delivery points.

FN02    [POINTS: 600013, 600023, 600021, 600020, 600018, 600012, 637254, 632710, 631929, 600032] Measuring Point No. 600021, 600023, 600032, 631929, and 632170 (Group No. 1) are in the Texas Eastern Directs Aggregate Area and the Line 1278 North Aggregate Area.

Measuring Point Nos. 600012, 600013, 600018, 600020, and 637254 (Group No. 2) are in the Line 1278 North Aggregate Area.

Unless station specific MDDOs are specified in a separate firm service agreement between Transporter and Shipper, Transporter’s Aggregate Maximum Daily Delivery Obligation, under this and any other service agreement between Transporter and Shipper, at the stations listed above shall not exceed the MDDO quantities set forth above for each station. In addition, Transporter shall not be obligated on any day to deliver more than the Aggregate Daily Quantities (ADQ) listed below in the Aggregate Areas listed below. The stations in Group Nos. 1 or 2 are in the Aggregate Areas set forth in greater detail below. Any station specific MDDOs in a separate firm service agreement between Transporter and Shipper shall be additive both to the individual station MDDOs set forth herein and to any applicable Aggregate Daily Quantity set forth below.

Group No.	Aggregate Area Name	Aggregate Daily Quantity
1	Texas Eastern Directs Aggregate Area (From November 1 – March 31)	20,811 DTH/D
1	Texas Eastern Directs Aggregate Area (From April 1 – October 31)	22,524 DTD/D
1 + 2	ADQ for Aggregate Area Group Nos. 1 and 2	100,000 DTD/D

The Master List of Interconnects (“MLI”) as defined in Section 1 of the General Terms and Conditions of Transporter’s FERC Gas Tariff is incorporated herein by reference for purposes of listing valid secondary interruptible receipt and delivery points.

X Yes      No (Check applicable blank) Transporter and Shipper have mutually agreed to a Regulatory Restructuring Reduction Option pursuant to Section 42 of the General Terms and Conditions of Transporter’s FERC Gas Tariff.

Yes X     No (Check applicable blank) Shipper has a contractual right of first refusal equivalent to the right of first refusal set forth from time to time in Section 4 of the General Terms and Conditions of Transporter’s FERC Gas Tariff.

Yes X     No (Check applicable blank) The MDDOs, ADQs, and/or DDQs set forth in Appendix A to Shipper’s _______ Service Agreement No. _______ are incorporated herein by reference.

Yes X     No (Check applicable blank) This Service Agreement covers interim capacity sold pursuant to the provisions of General Terms and Conditions Section 4. Right of first refusal rights, if any, applicable to this interim capacity are limited as provided for in General Terms and Conditions Section 4.

Yes X     No (Check applicable blank) This Service Agreement covers offsystem capacity sold pursuant to Section 47 of the General Terms and Conditions. Right of first refusal rights, if any, applicable to this offsystem capacity are limited as provided for in General Terms and Conditions Section 47.

UGI UTILITIES, INC.                            COLUMBIA GAS TRANSMISSION, LLC
By                                    By
Title                                    Title
Date                                    Date